EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                             Contact:

Titanium Metals Corporation                        Mark A. Wallace
1999 Broadway, Suite 4300                          Executive Vice President
Denver, Colorado 80202                              and Chief Financial Officer
                                                   (303) 296-5615


              TIMET ANNOUNCES DEFERRAL OF PREFERRED STOCK DIVIDENDS

     DENVER, COLORADO . . . October 28, 2002 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) announced today the Company is exercising its right under the terms of its Convertible Preferred Securities to defer future dividend payments for up to 20 consecutive quarters starting with the regularly scheduled dividend payment due on December 1, 2002. These securities permit such deferral although interest will continue to accrue at the coupon rate on the principal and unpaid dividends. The Company will consider resuming dividend payments on the Convertible Preferred Securities when the outlook for its business improves substantially.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at www.timet.com.

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